UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 12, 2008

GLOBALSTAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33117	41-2116508
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

461 South Milpitas Blvd. Milpitas, California		95035
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (408) 933-4000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) Appointment of Chief Operating Officer

The Board of Directors of Globalstar, Inc. (the “Company” or “Globalstar”) has appointed Thomas M. Colby as Chief Operating Officer of the Company effective May 19, 2008. The principal terms of Mr. Colby’s employment are provided below under subsection (e)(1) of this Item. The Company’s press release announcing the appointment is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Mr. Colby, age 47, has been Vice President and General Manager of Trimble Navigation Limited (NASDAQ: TRMB), a provider of advanced positioning solutions, since June 2005.  From June 2004 to February 2005, he was a consultant to SRI International, an independent, nonprofit research institute conducting client-sponsored research and development for government agencies, commercial businesses, foundations, and other organizations.  From July 2002 to April 2004 he was Chief Executive Officer of Eyematic Interfaces Inc., a developer of consumer mobile applications and camera phone software which was sold in 2004.

Mr. Colby does not have any family relationship with any director or executive officer of Globalstar and has not been directly or indirectly involved in any transactions with the Company.

(e)(1)  Agreement with Mr. Colby

On May 1, 2008, the Company and Mr. Colby entered into an agreement effective as of May 19, 2008.  The principal terms of Mr. Colby’s employment are as follows:

•                  Mr. Colby will receive an annualized base salary of $300,000.

•                  Mr. Colby will be eligible to receive an annual bonus equal to 50% of his base salary upon the achievement of certain performance criteria approved by the Board or its Compensation Committee from time to time.

•                  Mr. Colby will be eligible to receive a $500,000 special bonus, payable at the option of the Company in cash or shares of Company common stock, after the Board determines that not less than 24 satellites of Globalstar’s “second-generation constellation” have entered commercial service and are performing satisfactorily in carrying two-way voice and data, revenue capable, traffic.

•                  Mr. Colby will receive the following equity awards within 90 days of May 19, 2008:

•                  A restricted stock award consisting of a number of shares of common stock equal to $1,600,000 that will vest on the anniversary of his employment in each of 2011, 2012 and 2013, contingent, with respect to each installment, on his continuous employment with Globalstar through the date of vesting.

•                  Four nonqualified options to purchase an aggregate of 1,264,744 shares of Globalstar common stock that expire 10 years from the date of grant.  The options will be exercisable when the closing price per share of Globalstar common stock reaches certain values, contingent, with respect to each installment, on his continuous employment with Globalstar through the date on which the options become exercisable.

1)                                                              An option to purchase 550,661 shares with an exercise price of $5.00 per share that will become exercisable when the closing price of Globalstar common stock equals or exceeds $14.08

2)                                                              An option to purchase 335,243 shares with an exercise price of $10.00 per share that will become exercisable when the closing price of Globalstar common stock equals or exceeds $18.18.

3)                                                              An option to purchase 202,839 shares with an exercise price of $15.00 per share that will become exercisable when the closing price of Globalstar common stock equals or exceeds $22.18 per share.

4)                                                              An option to purchase 176,001 shares with an exercise price of $20.00 per share that will become exercisable when the closing price of Globalstar common stock equals or exceeds $25.83 per share.

The closing price calculations will be based from the average closing price of a share of common stock over any 20 consecutive trading-day period during the five-year period beginning on the grant date as quoted on The NASDAQ Global Select Market or such other national or regional securities exchange or market system constituting the primary market for the common stock.

•                  Mr. Colby is subject to a 12-month noncompetition restriction and is obligated to assign to the Company any intellectual property related to Globalstar’s present or anticipated business developed during his employment.

•                  Mr. Colby will be eligible to participate in all benefit plans and programs that are generally available to Globalstar senior executive officers, such as employee life, health and disability insurance and 401(k) plan participation.

Mr. Colby’s employment is at-will.  If the Company terminates Mr. Colby’s employment without Cause or after two years following a Change of Control, he will be entitled to the following severance and benefits:  (i) any bonus during the previous calendar year earned but not yet paid,  (ii) a pro rata bonus attributable to any partial calendar year prior to termination and (iii) 12 monthly installment payments of his then-current base salary.

(e)(2) Approval of Amended and Restated 2006 Equity Incentive Plan

On May 13, 2008, at the Company’s 2008 Annual Meeting of Stockholders,  the Company’s stockholders approved the Amended and Restated Globalstar, Inc. 2006 Equity Incentive Plan (the “Plan”).  The Plan was amended to increase the aggregate number of shares of Company common stock available for issuance to plan participants by 3,000,000 shares and to preserve the Company’s ability to claim tax deductions for compensation paid in accordance with Section 162(m) of the Internal Revenue Code.  The Company’s Board of Directors had previously approved the amendments to the Plan at a meeting held March 7, 2008. The amended terms of the Plan and the description thereof are set forth in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 31, 2008.

Item 8.01  Other Events.

On May 12 and 13, 2008, an aggregate of 1,097,275 shares of common stock of Globalstar, previously granted to five executive officers of the Company under Designated Executive Award Agreements and the Plan vested pursuant to the terms of the Agreements and the Plan.  All awards under these Agreements are calculated using a fixed dollar amount that is converted to shares based on the fair market value of the Company’s common stock on the date of grant.

The stock compensation amounts reflected in the Designated Executive Award Agreements originated from a cash-based Executive Incentive Compensation Plan entered into in 2004.  The Company and the executives agreed in August 2007 to redesign the compensation structure to allow Globalstar to conserve its cash for capital expenditures for the procurement and launch of its second-generation satellite constellation and related ground station upgrades. The shares described above represent the first vesting event under these Agreements.

On May 12, 2008, the five executive officers began the sale of a portion of this common stock pursuant to block trades with a national broker dealer.  The executives’ sales were necessary to meet income tax obligations arising upon vesting of the stock and to provide them liquidity for other personal requirements.  Each executive has informed the Company that the sales will be reported on Form 4 filings with the Securities and Exchange Commission.

Full descriptions of the 2004 Executive Incentive Compensation Plan and the Designated Executive Award Agreements can be found in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 31, 2008.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1*	Amended and Restated Globalstar, Inc. 2006 Equity Incentive Plan (Annex A to Definitive Proxy Statement on Schedule 14A filed March 31, 2008)
99.1	Press release dated May 14, 2008

* Incorporated by reference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSTAR, INC.

/s/ James Monroe III
James Monroe III
Chairman and
Chief Executive Officer

Date: May 14, 2008